Modification Number 001
                               To
                    Subcontract SHSU-5000-002
                             Between

                  Sam Houston State University
                         P. 0. Box 2117
                      Huntsville, TX 77341

                               And

                       Innotek Corporation
                       1300 Tower Building
                     Fourth & Center Streets
                      Little Rock, AR 72201



References:    (1)  Subcontract between Sam Houston State
University(SHSU) and Innotek Corporation (Innotek) dated October
31, 1994

               (2)  Letter of Consent to Modify Subcontract
(Modification 007) from Concurrent Technologies Corporation to SHSU dated July 29, 1996

               (3) Cost/Pricing information on a .4 gpm Nitrem unit submitted to Sam Houston by Glitsch Process Systems through Innotek Corporation on June 24, 1996.

               (4)  Sam Houston State University's Technical and
Cost Proposal, CHM-9326, entitled "NDCEE Technical Support" dated
March 23, 1993.

The purpose of modification number 001 is to increase funding to a total of $1,415,000 to undertake work referenced in the attached
Addendum to Statement of Work dated 16 January 1996.

The parties mutually agree to delete Section B-1 Scope and replace it in its entirety by the following section:

B-1 Scope

The Concurrent Technologies Corporation/SHSU Cost Proposal Number, CHM-9326, and as modified during Prime Contract negotiations, are incorporated by reference into this Subcontract. The parties estimate that the costs to be incurred by Subcontractor in performance of the project will be $ 1,415,000. SHSU will not be required to reimburse, and Innotek shall not be required to incur, any charges for performance in excess of the above price, unless mutually agreed to in writing.

The parties mutually agree to delete Section B-3 Allotment of Funds and Payment and replace it in its entirety by the following section:

B-3 Allotment or Funds and Payment

A. The amount presently available and allotted to this Subcontract for payment of cost, subject to the "Limitation of Funds" clause, reference (FAR 52.232-22) in the General
Provisions, the terms covered, and the period of performance for which it is estimated that such allotted amount will cover, are as follows:

     Allotted to Cost              Period of Performance

       $ 1,415,000          May 24, 1993 through April 30, 1997


Sam Houston State University

By:  /s/ Dr. B. K. Marks           Date:  August 7, 1996
   ---------------------------
   Dr. B. K. Marks
   President


Innotek Corporation

By:  /s/ Dennis C. Cossey          Date:  August 16, 1996
   ---------------------------
   Dennis C. Cossey
   Chairman and Chief Executive
    Officer







                                                           FCX236
                            SECTION C
                CONTRACT STATEMENT OF WORK (SOW)
                               FOR
                   NATIONAL DEFENSE CENTER FOR
                    ENVIRONMENTAL EXCELLENCE
                             (NDCEE)




                        Evaluation of the
            Title: Nitrogen Removal Process (NitRem)
                          on DoD Waste

                        Task No.: N. 040

            Installation: National Defense Center for
                Environmental Excellence (NDCEE)
                          Johnstown, PA

    Operating Contractor: Concurrent Technologies Corporation


                      Date: 10 August 1994
                  Revision A: 6 September 1995
                   Revision B: 16 January 1996



     U.S. Army Production Base Modernization Activity (PBMA)
            PBMA Project Engineer: Mr. Andrew Perich
                 Division: Environmental Systems
               Telephone: DSN 880/ (201) 724-6309







1.0  OBJECTIVE

1.1  Background

The Department of Defense generates large volumes of nitrated waste streams. Waste associated with the manufacture of propellants and explosives (TNT Redwater, DNT contaminated wastewater) and their use (Pink Water) are some examples.

1.2  Objective

The objective of this statement of work is to evaluate the Nitrogen Removal Process and its ability to economically and safely treat various RCRA waste streams within the DoD industrial base and DoD commercial industrial facilities. Other difficult organic based waste shall also be investigated.

1.3  Intent

It is this SOW's intent to have the contractor develop and build the necessary equipment for a palletized unit that can be easily transported to various installations for testing.

2.0  APPLICABLE DOCUMENTS

Not applicable.

3.0  REQUIREMENTS

3.1  General Requirements

3.1.1

     3.1.1 The contractor shall provide the necessary personnel, material and all other items essential to the performance of the assigned tasks.

     3.1.2 All information transfers, speeches, technical papers, to any forum, associated with this project must be submitted for Government approval 30 days prior to presentations.

     3.1.3 All project documentation shall be submitted for Government review and approval. The contractor shall resolve and incorporate all Government review comments. In addition, the contractor shall provide written responses to each Government review comment and include them as an appendix to each final draft. The final project reports and equipment installation plans shall be issued upon Government approval.

     3.1.4 At designated DoD facilities, the contractor shall comply with the specific facility's security, safety and environmental regulations. This compliance shall include, but be not limited to, obtaining proper clearance and identification badges, and obtaining an escort for entry into sensitive areas.

     3.1.5 On the first page of all project reports, the contractor shall include the following statement(s):

        Requests for this document shall be referred to:

                            Commander
      U.S. Army Research Development and Engineering Center
                  ATTN: SMCAR-ET, Building 172
                Picatinny Arsenal, NJ 07806-5000

     3.1.6 Functional and design specifications shall be submitted in standard industrial format.

     3.1.7 A Project Management Plan (PMP) shall be developed that describes how the following phases will be accomplished, and shall specify the timeframe and budget to accomplish each phase (DI-MGMT-80909). The contractor shall continually investigate the potential applications within the DoD base and shall recommend, at a minimum, 10 waste streams for nitrogen removal applications for Government review.

     3.1.8 The contractor and lower tier subcontractors shall provide the necessary technical information as may be required to the appropriate agency for the purpose of preparing, permit applications.

3.2  Specific Requirements

     3.2.1     This SOW consists of four Phases and 13 Tasks.

     3.2.2     Phase I - Design Studies

               3.2.2.1 - Task 1 - The contractor shall investigate the waste stream applications at the Radford Army Ammunition Plant for initial design parameters, however, a broad-based unit is required. Other waste stream applications, i.e., Watervliet Arsenal and Scranton Army Ammunition Plant, may also be considered as a range of potential future waste applications.

               3.2.2.2 - Task 2 - The contractor shall develop the necessary kinetic and design data that adequately demonstrates the technologies' capacity and provides sufficient information for scale-up to a palletized unit.

               3.2.2.3 - Task 3 - The contractor shall submit a Phase I Report which shall include a summary of the work accomplished, the data for scale up equipment, design, safety and environmental considerations and an update to the schedule and budget estimates in the PMP. The report shall also update which DoD waste(s) can best be treated with this technology. (DI-MISC-80711)

     3.2.3     Phase 2 - Design of Palletized Unit

               3.2.3.1 - Task 4 - The contractor shall design a palletized NitRem unit sized at a .4 gallon per minute (GPM) capacity. The capacity of the unit shall be sufficient to provide the Radford AAP waste stream demonstrations, but be flexible enough to test other future streams. Design drawings shall be provided to the government for approval (DI-DRPR-81002). With government approval, long lead time items may be procured before design completion.

               3.2.3.2 - Task 5 - The contractor shall perform an economic evaluation to estimate the cost of treatment per gallon of the design stream (Radford AAP Dinitrotoluene waste stream). The evaluation shall also provide equipment (with procurement lead times), installation and testing costs for all subsequent phases as an update to the PMP (DI-F-
               1215).

               3.2.3.3 - Task 6 - The contractor shall submit a Phase 2 Report which shall include a summary of the work accomplished, the design data, safety and environmental considerations and an update to the schedule and budget estimates in the PMP. The report shall also update which DoD waste(s) can best be treated with this technology (DI-MISC-8071
               1).

     3.2.4     Phase 3 - Fabrication and Testing of Palletized
               Unit

               3.2.4.1   - Task 7 - The contractor shall
               fabricate, assemble, and test the system prototype. A report listing all equipment and detailing the results of the debugging testing shall be submitted for Government review and comment (DI-NDTI80809A).

               3.2.4.2 - Task 8 - The contractor shall provide design drawings/equipment specifications for the necessary equipment/tie lines and auxiliary requirements (power, water, etc.) at the DoD facility (DI-DRPR-81002).

               3.2.4.3   - Task 9 - The contractor shall provide
               DoD on-site test plans. These plans shall be submitted for Government review and approval (DI-
               QCIC-80553).

     3.2.5 Phase 4 - The Installation, Operation and Testing at DoD Facility

               3.2.5.1   - Task 10 - The contractor shall
               assemble/install the transported palletized system at the designated DoD facility.

               3.2.5.2 - Task 11 - The contractor shall provide on-site operation and maintenance support and data collection during tests of the prototype system in accordance with the approved test plan.

               3.2.5.3 - Task 12 - The contractor shall provide a phase 4 report detailing the testing performed at each DoD facility and each waste stream result (DI-MISC80711).

     3.2.6     Phase 5 - Transition of Equipment and Final Report
               Preparation

               3.2.6.1 - Task 13 - The contractor shall provide a training plan and on-site training for the DoD facility operators (DI-NUSC-80508).

               3.2.6.2 - Task 14 - The contractor shall also provide operations and maintenance documentation for the palletized system (DI-TMSS-80527).

               3.2.6.3 - Task 15 - The contractor shall provide a final report. The report shall discuss all the work performed and document the results. The report shall provide the necessary information required for full scale development of a NitRem Process. The result shall also update the "cost of treatment per gallon" economic analysis (DI-MISC-80711).

3.3. Patent Rights and Data

     3.3.1 The Army may use the equipment associated with the NitRem Demonstration at any location it chooses.

     3.3.2 The Army may use said equipment for an indefinite period of time.

     3.3.3 The Government's right to use NitRem equipment, as delineated in paragraph 3.3.1 and 3.3.2 above, will be free of any royalty fee/licensing agreement or other restrictive instrument put forward by Innotek Corp., Battelle, Inc., or any other contractor that may be associated with this effort.

3.4  Inspection and Acceptance

     3.4.1 Inspection - Each data deliverable received as a result of this Statement of Work shall be inspected by the Government office shown in the respective block 6 of the CDRL.
Equipment received as a result of this Statement of Work shall be inspected by the Contracting Officer or Representative.

     3.4.2 Acceptance - The final acceptance of the services and data deliverables called for herein shall be inspected by the Contracting Officer on the advice of the above referenced Government office. Equipment shall be accepted by the Contracting Officer or Contracting Officer's Representative on the advice of the referenced government office.

3.5  Completion Date / Reports and Data / Delivery Schedule

The contractor shall submit the following reports and data in accordance with the attached Contract Data Requirements List. All the requirements of this Statement of Work shall be completed by the contractor within 1000 days after contract award (DAC) in accordance with the following schedule.

                         Days After
Description of Data       Contract    SOW Para. No.   Data Item
  or Milestones          Award (DAC)     DI-XXXX-    Description
-------------------      -----------  -------------  -----------

Monthly Report               30*         4.1            80227
Project Management Plan      30          3.1.           80909
Phase I Report               30          3.2.2.3        80711
Palletized NitRem Unit
 Design Drawings            112          3.2.3.1        81002
Economic Evaluation         120          3.2.3.2         1215
Phase 2 Report              120          3.2.3.3        80711
Equipment Testing
 Report/Acceptance          240          3.2.4.3        80809A
Request
DoD Facility Requirements
 (Specs/Interfaces)         240          3.2.4.2        81002
On Site Test Plans          240          3.2.4.3        80553
Install Equipment           420          3.2.5.1          N/A
Phase 4 Report              780          3.2.5.3        80711
Training Plans              780          3.2.6.1        80508
Final Report Draft          960          3.2.6.3        80711
Final Report               1000          3.2.6.3        80711

*Monthly thereafter


4.0  PROGRESS REPORTS

4.1  Monthly Progress Reports

The contractor shall submit a monthly report showing the progress of work and the status of the program and of the assigned tasks, report costs, and existing or potential problem areas with recommendations for solutions (DI-MGMT-80227).

4.2  Meeting Schedule

The contractor shall be present at the following meetings:

1.   Project Kick-off (at contractor site).
2.   At the end of each Phase (at contractor site).
3. At quarterly In-Process Reviews (Jan/Apr/Jul/Oct) "at a location mutually agreed upon by the SHSU Project Manager, ARDEC Task Monitor and CTC Task Leader."
4.   Final Project close-out (at DoD site).


ADDRESS SHEET:


Commander
U.S. Army
Armament Research and Development Center
ATTN: Mr. Mike Wrazen
SMCAR-ET
Building 172
Picatinny Arsenal, NJ 07806-5000

Commander
U.S. Army
Production Base Modernization Activity
ATTN: Mr. Andrew Perich
AMSMC-PBP
Building 172
Picatinny Arsenal, NJ 07806-5000

Commander
U.S. Army
Production Base Modernization Activity
ATTN: Mr. Robert Goldberg
AMSMC-PBE
Building 172
Picatinny Arsenal, NJ 07806-5000

Commander
U.S. Army
Environmental Quality Division
AMSMC-EQS
Rock Island Arsenal, IL 61299-6000